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                                                                     EXHIBIT 3.4

                          GULF CANADA RESOURCES LIMITED

                                   CERTIFICATE


         The undersigned, being the Executive Vice-President and Chief Financial Officer of Gulf Canada Resources Limited (the "Corporation"), hereby certifies for and on behalf of the Corporation that the document attached hereto is a true copy of resolutions duly passed at a meeting of the board of directors of the Corporation held on October 17, 1997, which resolutions are in full force and effect, unamended as of the date hereof.

         DATED the 6th day of November, 1998.



                                    GULF CANADA RESOURCES LIMITED



                                    Per:     "Craig S. Glick"
                                        ----------------------------------
                                              CRAIG S. GLICK
                                              Executive Vice-President
                                              and Chief Financial Officer
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                          GULF CANADA RESOURCES LIMITED

                             DIRECTORS' RESOLUTIONS


SHELF PROGRAM

RESOLVED THAT:

1. "The Corporation is authorized to borrow money upon the credit of the Corporation and to that end is hereby authorized to create, issue and sell Debt Securities ("Securities") under the Shelf Program upon the following terms and conditions:

         a. the maximum aggregate principal amount of the Securities to be issued and sold pursuant to the authority of this resolution shall be U.S. $250 million, or an equivalent amount at the time of issue and sale denominated in another currency; and

         b. the maximum term to final maturity of any series of the Securities shall be not more than 50 years from the date of issuance.

2. In connection with the issuance of any Securities authorized under the Shelf Program, and subject to the parameters set out in paragraph 1, the Chief Executive Officer and Senior Vice-President, Corporate and Corporate Secretary and Chief Financial Officer of the Corporation are authorized to determine:

         a. the type of Security; however, no Security shall be secured or convertible into any equity securities or other debt securities of the Corporation;

         b. the aggregate principal amounts and denominations of the Securities;

         c.       the maturity or maturities of the Securities;

         d. the price (or the method of determination thereof if offered on a non-fixed price basis) to be received by the Corporation in any offering of the Securities (which may be at a premium or a discount from the principal amount of the Securities at their maturity) and any offering price and any discount received by or commission paid to any underwriters or selling agents and the selection and compensation of underwriters or selling agents;

         e.       the effective yield on the Securities;

         f. the interest rate or rates, if any, to be established for the Securities and the date or dates on which such interest shall be payable and the record date for any interest redemption payable;

         g.       the currency of denomination of the Securities;

         h. whether payment of principal of and any premium or interest on Securities may be


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                  payable in a currency other than that in which the Securities are stated to be payable, and the terms of any election to make payment in such a manner;

         i. the listing of any Securities on a securities or stock exchange;

         j. whether the Securities will be issued in bearer or registered form, or any combination of such forms, including provisions regarding any temporary or global Securities, and any exchangeability of one form for another and any restrictions on the foregoing;

         k. whether the Securities will be subject to redemption and, if redeemable, the redemption terms thereof;

         l. any special or restrictive covenants or other features, if any, to be undertaken by the Corporation relating to Securities;

         m. any trustees, authenticating, paying or calculation agents, transfer agents, depositories, registrars or other similar agents or their replacements (each a "Fiduciary") and the approval and execution of supplemental indentures, authentication orders or other agreements and documents relating to a Fiduciary; and

         n. any other terms, conditions and provisions including the approval of the form of and the execution of any other necessary documents and agreements as such officers shall deem appropriate;

and that the officers referred to above be and are hereby authorized to approve the form, terms and provisions of, and to execute and file, if necessary, with the appropriate securities commission(s) in Canada in the name and on behalf of the Corporation, all prospectus amendments, prospectus supplements, orders, documents, other agreements and Securities, including approving the form of and executing any Securities with respect to the Shelf Program and to take any and all actions and to do, or authorize to be done, all things as they deem necessary or appropriate to give effect to these resolutions, including the negotiation, execution and delivery of subsequent agreements and all other documents ancillary thereto in respect of the issuance and sale of Securities, either by private sale, through underwriting agreements or otherwise."